UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   June 5, 2013

MAGNEGAS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-51883	26-0250418
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

150 Rainville Road
Tarpon Springs, FL 34689
 (Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (727) 934-3448

Not applicable
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On June 5, 2013, MagneGas Corporation (the “Company”) closed its previously-announced underwritten public offering of 2,728,139 shares of common stock, par value $0.001 per share, and 2,728,139 warrants to purchase 682,035 shares of common stock with an exercise price of $1.35 per share, which includes the full exercise of the over-allotment option by the underwriter to purchase an additional 355,844 shares of common stock and warrants to purchase 88,961 shares of common stock with an exercise price of $1.35, at a combined price to the public of $0.90, for gross proceeds to the company of $2,455,325. The Company intends to use the proceeds from the offering for working capital and general corporate purposes. Northland Securities, Inc. acted as underwriter for the offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNEGAS CORPORATION

Date: June 5, 2013	By:	/s/ Ermanno Santilli
Ermanno Santilli Chief Executive Officer